Termination of Agreement

THIS AGREEMENT is made on the 17th day of October, 2012 between Terra Asset Management, Inc. ("TAM"); Bioflamex Corp. (the “Company” or "Buyer"), and Bioflamex Merger Sub, Inc. (the “Subsidiary”) collectively referred to as the Parties.

RECITALS

(A) WHEREAS, on July 16, 2012, Bioflamex Corporation, a Nevada corporation (the “Company”), executed an Agreement and Plan of Merger (the“Merger Agreement”) by and between the Company and its wholly owned subsidiary, Bioflamex Merger Sub, Inc., a Nevada corporation (“Subsidiary”) on the one hand, and Terra Asset Management, Inc., a Delaware corporation (“TAM”), on the other hand. Pursuant to the Merger Agreement, on the effective date, TAM was to merge with Subsidiary, with Subsidiary surviving the merger and

TAM ceasing to exist (the “Merger”). The effective date of the Merger was to occur on the date when the articles of merger are filed for the Subsidiary and TAM in Nevada and Delaware, respectively.

There are other terms and conditions of the Merger as provided for in the Merger Agreement, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

(B) WHEREAS, after execution of the Merger Agreement, the Company, through its newly appointed management, retired certain debts that belonged to TAM through the issuance of shares of the Company’s capital stock (the “Issuances”).

(C) WHEREAS,  the parties desire to unwind the transaction returning all parties to their original positions in regard to ownership of TAM and the Company, directorships and management positions, debts and liabilities (other than those acknowledged and assumed by the Company), Issuances, and all other matters, with all parties recognizing the original transaction as set forth in the Merger Agreement as null and void and having no force or effect and all parties agree hereby to mutually release each other from any liabilities arising from the transaction.

In consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. TERMINATION OF AGREEMENT. The Merger Agreement by and among the Company, Subsidiary and TAM shall be terminated in its entirety on the date of this Agreement (the “Termination Date”) and shall be of no further force or effect.

2. COVENANTS TO RESTORE TO ORIGINAL POSITION. The parties agree to take all necessary steps to restore each other to their original position, including but not limited to: ownership of TAM and the Company, directorships and management positions, debts and liabilities (other than those acknowledged and assumed by the Company), return of Issuances, and all other matters.

3. FURTHER ASSURANCE.  Each party to this of Agreement shall at all times hereinafter and at their own cost and expense make, do and execute or cause to be made, done or executed all such acts, instruments, assurances and writings whatsoever as may be reasonable to perform or give effect to this Agreement.

4. MUTUAL RELEASE. Except for the obligations set forth in this Agreement, each party hereby releases, remises, acquits and forever discharges any other party to this Agreement and their related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of the Merger Agreement or otherwise.

It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

5. NO ASSIGNMENT. The parties to this Agreement represent and warrant that neither they or their affiliated persons or entities have assigned or transferred any claim or interest herein or authorized any other person or entity to assert any claim or claims on its behalf with respect to the subject matter of this Agreement.

6. ENTIRE AGREEMENT.  this Agreement represents the complete agreement among the parties concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Merger Agreement, or otherwise. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding and inure to the benefit of the parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

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8. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

9. COUNTERPARTS.  This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TAM

Terra Asset Management, Inc.

By: /s/ Tracey Knox
Tracey Knox
CEO

Terra Asset Management, Inc.

By: /s/ David Shepard

David Shepard

Company

Bioflamex Corp.

By: /s/ Kristian Schiorring

Kristian Schiorring

CEO

Subsidiary Bioflamex Merger Sub, Inc.

By: /s/ Kristian Schiorring

Kristian Schiorring

Its: President

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